UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2015

Associated Capital Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37387	47-3965991
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

One Corporate Center, Rye, New York 10580

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (914) 921-5135

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 19, 2015, Associated Capital Group, Inc. (the “Company”) filed with the Secretary of State of the State of Delaware its amended and restated certificate of incorporation, which, among other things, (i) effected a reclassification of the Company’s common stock so that its outstanding common stock was reclassified into an aggregate of (a) 6,247,452 shares of Class A Common Stock and (b) 19,196,792 shares of Class B Common Stock and (ii) authorized 210,000,000 shares for issuance, 100,000,000 shares of which are designated as Class A Common Stock, 100,000,000 of which are designated as Class B Common Stock and 10,000,000 of which are designated as preferred stock. The amended and restated certificate of incorporation, which became effective upon being filed on November 19, 2015 is substantially in the form included as Exhibit 3.1 to the Company’s Registration on Form 10, Securities and Exchange Commission File No. 1-37387 (the “Form 10”), except for the inclusion of the information set forth in clause (i) above.

The above description is qualified in its entirety by reference to the amended and restated certificate of incorporation, which is attached as Exhibit 3.1 hereto and incorporated into this Item 5.03 by reference.

Also on November 19, 2015, the Company amended and restated its bylaws. The amended and restated bylaws are in the form included as Exhibit 3.2 to the Form 10, are attached as Exhibit 3.2 hereto and are incorporated into this Item 5.03 by reference.

Item 9.01 Financial Statements and Exhibits.

The Exhibit Index immediately following the signature page to this Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Associated Capital Group, Inc.

Dated: November 25, 2015	By:	/s/ Kieran Caterina
	Name:	Kieran Caterina
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Associated Capital Group, Inc.

3.2	Amended and Restated Bylaws of Associated Capital Group, Inc.